Exhibit 10.18

Executive Officer Summary Compensation Sheet

Annual Cash Compensation for Senior Executive Officers

The annual cash compensation for Executive Officers of Rackable Systems, Inc. as of January 3, 2009, was as follows:

Executive Officers	Annual Base Salary	Annual Target Bonus

Mark J. Barrenechea Chief Executive Officer, President	$350,000	$350,000

Anthony Carrozza Senior Vice President of Worldwide Sales and Marketing	$275,000	$125,000

Giovanni Coglitore Co-Founder, Senior Vice President of Engineering and Chief Technology Officer	$250,000	$100,000

Maurice Leibenstern General Counsel, Senior Vice President and Corporate Secretary	$270,000	$105,000

Jonathan J. Skoglund Vice President, Corporate Controller and Principal Accounting Officer	$220,000	$66,000

James D. Wheat Senior Vice President and Chief Financial Officer	$270,000	$105,000

David M. Yoffie Senior Vice President of Manufacturing and Service Operations	$270,000	$105,000

Cash Bonus Arrangements for Executive Officers:

1.	25% of the Annual Target Bonus maybe earned each quarter. The bonus awards are determined based upon Rackable Systems’ achievement of certain performance goals to be established by the Compensation Committee of the Board.